United States
Securities and Exchange Commission
Washington, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015

MIND SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-166884 (Commission File Number)	52-2130901 (IRS Employer Identification No.)
3525 Del Mar Heights Road, Suite 802 San Diego, California (principal executive offices)	92130 (Zip Code)

(888) 461-3932
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

1

Item 4.01 Changes in Registrant’s Certifying Accountant.

Resignation of Former Certifying Accountants. On August 4, 2015, the registrant’s independent auditor, Adams Advisory LLC (“Adams Advisory LLC”) resigned due to health issues of its principal Danielle M. Adams, CPA.

Adams Advisory LLC’s review of the registrant’s financial statements for the fiscal quarter ended March 31, 2015, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Adams Advisory LLC’s review on the registrant’s Form 10-Q for the fiscal quarter ended March 31, 2015, raised substantial doubt about its ability to continue as a going concern.

The resignation of Adams Advisory LLC was accepted by the registrant’s board of directors.

During the two most recent fiscal years and any subsequent interim period through August 4, 2015, there have not been any disagreements between the registrant and Adams Advisory LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Adams Advisory LLC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods.

The registrant has provided Adams Advisory LLC with a copy of the disclosures it is making in this current report, which Adams Advisory LLC has received no later than the day that the disclosures are filed with the Commission. The registrant requested that Adams Advisory LLC furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant in response to Item 304(a) of Regulation S-K, and, if not, stating the respects in which it does not agree. A copy of the response by Adams Advisory LLC is filed as an exhibit to this report.

Engagement of New Certifying Accountants. On August 12, 2015, the registrant engaged Patrick Heyn, CPA, P.A., certified public accountants, (“Patrick Heyn, CPA”) as the registrant’s independent accountants to report on the registrant’s balance sheet as of June 30, 2015, and the related combined statements of income, stockholders’ equity and cash flows for the period then ended. The decision to appoint Patrick Heyn, CPA was approved by the registrant’s Board of Directors.

During the registrant’s two most recent fiscal years and any subsequent interim period prior to the engagement of Patrick Heyn, CPA neither the registrant nor anyone on the registrant’s behalf consulted with Patrick Heyn, CPA regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

The registrant has requested Patrick Heyn, CPA to review the disclosure contained in this current report before it was filed with the Commission and the registrant has provided Patrick Heyn, CPA the opportunity to furnish the registrant with a letter addressed to the Commission containing any new information, clarification of the registrant's expression of its views, or the respects in which it does not agree with the statements made by the registrant in this current report. Patrick Heyn, CPA has not provided any such letter.

2

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell company transaction. Not applicable.

(d) Exhibits.

Exhibit No.	Document	Location
16.1	Letter dated August 26, 2015, from Adams Advisory LLC to the Securities and Exchange Commission.	Filed herewith

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2015.	MIND SOLUTIONS, INC.

By /s/ Kerry Driscoll
Kerry Driscoll, Chief Executive Officer

3